UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Carlyle Secured Lending, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	80-0789789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.20% Notes due 2028	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255589.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered

The securities to be registered hereby consist of the 8.20% Notes due 2028 (the “Notes”) of Carlyle Secured Lending, Inc., a Maryland corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Stock Market LLC and to trade thereon within 30 days of the original issue date under the trading symbol “CGBDL.”

For a description of the Notes, reference is made to (i) the information set forth in the section captioned “Description of Debt Securities” in the Registrant’s Registration Statement on Form N-2 (File No. 333-255589) (including the information incorporated by reference therein, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the section captioned “Description of the Notes” in the Registrant’s prospectus supplement dated November 13, 2023, as filed with the Commission on November 15, 2023 pursuant to Rule 424(b)(5) under the Securities Act. The foregoing descriptions therein are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of Carlyle Secured Lending, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-12G/A (File No. 000-54899), filed by the Registrant on April 11, 2013).

3.2	Articles of Amendment of Carlyle Secured Lending, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 000-54899), filed by the Registrant on March 22, 2017).

3.3	Articles Supplementary of Carlyle Secured Lending, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 814-00995), filed by the Registrant on May 5, 2020).

3.4	Amended and Restated Bylaws of Carlyle Secured Lending, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-12G/A (File No. 000-54899), filed by the Registrant on April 11, 2013).

3.5	First Amendment to the Amended and Restated Bylaws of Carlyle Secured Lending, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K (File No. 000-54899), filed by the Registrant on March 22, 2017).

4.1	Indenture, dated November 20, 2023, between Carlyle Secured Lending, Inc., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00995), filed by the Registrant on November 20, 2023).

4.2	First Supplemental Indenture, dated as of November 20, 2023, between Carlyle Secured Lending, Inc., and The Bank of New York Mellon Trust Company, N.A. as Trustee, relating to the 8.20% Note due 2028 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-00995), filed by the Registrant on November 20, 2023).

4.3	Form of Note with respect to the 8.20% Notes due 2028 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 814-00995), filed by the Registrant on November 20, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 20, 2023

Carlyle Secured Lending, Inc.

By:	/s/ Nelson Joseph
Name:	Nelson Joseph
Title:	Chief Accounting Officer